FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 24, 2006

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
             (Exact name of registrant as specified in its charter)

        NEW YORK                    1-3268                    14-0555980
    State or other          (Commission File Number)        (IRS Employer
    jurisdiction of                                         Identification
     incorporation)                                            Number)

               284 South Avenue, Poughkeepsie, New York 12601-4879 (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (845) 452-2000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to
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      CFR 230.425)

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      Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

      On July 24, 2006, the Public Service Commission of the State of New York (the "PSC") issued an Order Establishing Rate Plan for Central Hudson Gas & Electric Corporation ("Central Hudson" or the "company"), a wholly owned subsidiary of CH Energy Group, Inc.

Rate Case Proceeding

      Reference is made to Note 2 of the CH Energy Group, Inc./Central Hudson (the "Corporations") Annual Report on Form 10-K for the year ended December 31, 2005 (the "Corporations' 10-K Annual Report"), under the caption "Regulatory Matters" under the caption "Rate Proceedings - Electric and Natural Gas" and to
Note 3 to the Notes to Consolidated Financial Statements under the caption "Regulatory Matters" contained in the Corporations' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, for information with respect to Central Hudson's rate proposal filed with the PSC on July 29, 2005 (the "rate case proceeding").

      On July 24, 2006, the PSC issued its Order Establishing Rate Plan in the rate case proceeding (the "Order"), significant terms and conditions of which include:

Term

      The Order establishes rates for a three-year term, commencing August 1, 2006, and continuing through June 30, 2009, subject to a make-whole provision for the loss of electric and natural gas revenues due to the extension of the suspension period past July 1, 2006, the end of the eleven-month statutory review period.

Electric and Gas Rates

         Under the terms of the Order, an increase to electric delivery revenues of $53.7 million over the three-year term is to be phased-in with annual electric delivery rate increases of approximately $17.9 million as of August 1, 2006, July 1, 2007, and July 1, 2008.

         A natural gas delivery revenue increase of $14.1 million is to be phased-in over two years with natural gas delivery rate increases of $8.0 million as of August 1, 2006, and $6.1 million as of July 1, 2007.

Return on Equity and Capital Structure

         The Order establishes delivery rates based on a return on equity of 9.6% with an earnings sharing threshold of 10.6%, above which Central Hudson is required to share earnings with customers. In the event Central Hudson achieves a regulatory rate of return on common equity above 10.6% in either the electric or natural gas department, any earnings between 10.6% and 11.6% would be shared equally (50%/50%) between the company and customers. Earnings above 11.6% and up to 14.0% would be shared 35%/65% between the company and customers, respectively, and all earnings above 14.0% would be deferred for customers' benefit. Central Hudson's ability to achieve a return on equity of 9.6% or above will be affected by sales,

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operating and maintenenance expenses, and by possible penalties and other required expenditures, which are discussed below.

      Rates are based on a capital structure which includes 45% common equity, however the actual proportion of common equity up to a limit of 47% may be used in determining the return on common equity for the purpose of earnings sharing.

System Reliability and Customer Service

      To maintain both electric and natural gas system reliability and enhance the overall safety of the natural gas distribution system, the Order provides for revenue to fund costs associated with capital construction of new electric and natural gas facilities and replacement of cast iron and base steel pipe on the natural gas system. In addition, expenses of expanding electric transmission and distribution right-of-way maintenance are provided. In the event capital expenditures targeted for electric, natural gas, and common plant improvements, as well as transmission and distribution right-of-way maintenance expenses do not meet established targets by the end of the third rate year, any shortfalls in these expenditure levels would be deferred for ratepayer benefit. The Order also authorizes Central Hudson to recover, through a rate allowance and deferral authorization, the expenses associated with the remediation of its former manufactured gas plant sites. In addition, the rate plan includes Customer Service Quality, Electric Reliability, and Gas Safety performance mechanisms with targets designed to encourage the company to maintain and improve overall service, safety, and reliability. The Customer Service Quality Performance Mechanism includes a customer satisfaction measure and a PSC customer complaint rate measure. The Electric Reliability measures include performance targets established for frequency and duration of electric service interruptions and other measures. The Gas Safety performance measures address leak management, prevention of excavation damages, and emergency response time measures. If the company fails to meet these program targets, it would be subject to revenue adjustments.

Other Provisions

      The Order also includes additional provisions requiring changes to certain natural gas balancing practices, further rate unbundling, continuation of customer choice initiatives, and additional funding and enhanced programs designed to assist low-income customers. Central Hudson will also develop a study of the costs and benefits of converting to monthly meter reading and billing and develop an automated Meter Reading ("AMR") pilot. Both the billing study and AMR pilot must be filed with the PSC.

      The Joint Proposal filed in this proceeding was supported by Central Hudson, Department of Public Service Staff, Multiple Intervenors (a group of large industrial and commercial customers) and the U.S. Department of Defense on behalf of the U.S. Military Academy at West Point.

      The Order is presently available on the PSC's Web site at http://www.dps.state.ny.us by accessing the Commission Documents section of the homepage and referencing Cases 05-E-0934 and 05-G-0935 and on Central Hudson's website at www.cenhud.com.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                      (Registrant)


                                      By: /s/ Donna S. Doyle
                                         -------------------
                                      DONNA S. DOYLE
                                      Vice President - Accounting and Controller

Dated: July 27, 2006